Exhibit 99.1

Allegro MicroSystems Reports Third Quarter 2024 Results

–Total Sales Increased 2% Year-over-Year –

–E-Mobility Drives 18% Year-over-Year Increase in Automotive Sales –

Manchester, NH, February 1, 2024 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its third quarter ended December 29, 2023.

“We delivered third-quarter net sales of $255 million, up 2% year-over-year, driven by continued strength in Automotive, which grew 18% year-over-year. Non-GAAP EPS was $0.32, 10% above the midpoint of guidance on in-line sales, and free cash flow increased $27 million, or more than 170% sequentially,” said Vineet Nargolwala, President and CEO of Allegro. "Sales into e-Mobility applications increased by 45% year-over-year to 54% of third-quarter Automotive sales, establishing a new milestone. While we expect continued inventory digestion across end markets in the short-term, our design win momentum continues at record levels and reinforces our confidence in our ability to grow above market in the mid to long term, consistent with our target financial model.”

Third Quarter Financial Highlights:

In thousands, except per share data	Three-Month Period Ended			Nine-Month Period Ended
	December 29, 2023	September 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Sales*
Automotive	$194,764	$197,321	$164,719	$577,515	$467,959
Industrial	45,949	60,962	53,737	180,021	146,797
Other	14,271	17,226	30,333	51,250	89,452
Total net sales	$254,984	$275,509	$248,789	$808,786	$704,208
GAAP Financial Measures
Gross margin %	52.5%	57.9%	57.3%	55.8%	55.8%
Operating margin %	14.4%	26.5%	26.4%	22.3%	19.9%
Diluted EPS	$0.17	$0.34	$0.33	$0.82	$0.65
Non-GAAP Financial Measures
Gross margin %	54.6%	58.3%	58.0%	57.0%	56.4%
Operating margin %	27.2%	31.3%	30.3%	29.8%	27.9%
Diluted EPS	$0.32	$0.40	$0.35	$1.11	$0.91

*During the preparation of the third quarter fiscal year 2024 interim condensed consolidated financial statements, the Company identified an immaterial error in the classification of net sales by application within the table above, whereby customer returns and sales allowances were incorrectly classified by application between Automotive, Industrial and Other in the prior periods presented above. There was no impact to previously reported total net sales or net income in any of the periods noted above.

Business Outlook

For the fourth quarter ending March 29, 2024, the Company expects net sales to be in the range of $230 million to $240 million. The Company also estimates the following results on a non-GAAP basis:

•
Gross Margin is expected to be between 53% and 54%,
•
Operating Expenses are expected to be approximately 31% of sales, and
•
Diluted Earnings per Share is expected to be in the range of $0.19 to $0.23.

“Allegro is well positioned to support the megatrends of electrification and automation, and we are taking appropriate actions to navigate near-term impacts from inventory digestion.” said Derek D’Antilio, CFO of Allegro. “We are prudently managing our costs and significantly improving cash flow while continuing to invest strategically for growth.”

Allegro has not provided a reconciliation of its fourth fiscal quarter outlook for non-GAAP Gross Margin, non-GAAP Operating Expenses, and non-GAAP Diluted Earnings per Share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking U.S. generally accepted accounting principles (“GAAP”) measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Thursday, February 1, 2024 at 8:30 a.m., Eastern Time. Vineet Nargolwala, President and Chief Executive Officer, and Derek D’Antilio, Chief Financial Officer, will discuss Allegro’s business and financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 90 days.

About Allegro MicroSystems

Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and clean energy applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release including statements regarding our future results of operations and financial position, business strategy, prospective products and the plans and objectives of management for future operations, including, among others, statements regarding the liquidity, growth and profitability strategies and factors affecting our business are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “would,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance, or achievements, and one should avoid placing undue reliance on such statements.

Forward-looking statements are based on our management’s current expectations, beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2023, as updated in Part II, Item 1A “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2023, filed with the SEC on November 6, 2023. These risks and uncertainties include, but are not limited to: downturns or volatility in general economic conditions; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party semiconductor wafer fabrication facilities and suppliers of other materials; our failure to adjust purchase commitments and inventory management based on changing market conditions or customer demand; shifts in our product mix or customer mix, which could negatively impact our gross margin; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the cyclical nature of the analog semiconductor industry; any downturn or disruption in the automotive market; our ability to compensate for decreases in average selling prices of our products and increases in input costs; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; the effects of COVID-19 on our supply chain and customer demand; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to manage growth; any slowdown in the growth of our end markets; the loss of one or more significant customers; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of export restrictions and tariffs; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; risks, liabilities, costs and obligations related to governmental regulation and other legal obligations, including export control, privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; the volatility of currency exchange rates; our ability to raise capital to support our growth strategy; our indebtedness may limit our flexibility to operate our business; our ability to effectively manage our growth and to retain key and highly skilled personnel; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems or those of our third-party service providers; our principal stockholders have substantial control over us; the inapplicability of the “corporate opportunity” doctrine to any director or stockholder who is not employed by us; anti-takeover provisions in our organizational documents and under the General Corporation Law of the State of Delaware; our inability to design, implement or maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; the negative impacts of sustained inflation on our business; disruptions in the banking and financial sector that limit our or our partners’ ability to access capital and borrowings; the physical, transition and litigation risks presented by climate change; and other events beyond our control. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

You should read this press release and the documents that we reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. All forward-looking statements speak only as of the date of this press release, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”) rules. These non-GAAP financial measures are provided in addition to, and not as a substitute for or superior to measures of, financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the presented non-GAAP financial measures as tools for comparison.

This press release may not be reproduced, forwarded to any person or published, in whole or in part.

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	December 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
Net sales	$254,984	$248,789	$808,786	$704,208
Cost of goods sold	121,156	106,195	357,505	311,218
Gross profit	133,828	142,594	451,281	392,990
Operating expenses:
Research and development	44,396	39,593	130,799	109,017
Selling, general and administrative	52,746	37,373	140,135	143,770
Total operating expenses	97,142	76,966	270,934	252,787
Operating income	36,686	65,628	180,347	140,203
Interest and other income (expense)	(315)	6,463	(2,801)	3,222
Income before income taxes	36,371	72,091	177,546	143,425
Income tax provision	2,969	7,540	17,584	17,943
Net income	33,402	64,551	159,962	125,482
Net income attributable to non-controlling interests	57	32	150	102
Net income attributable to Allegro MicroSystems, Inc.	$33,345	$64,519	$159,812	$125,380
Net income per common share attributable to Allegro MicroSystems, Inc.:
Basic	$0.17	$0.34	$0.83	$0.66
Diluted	$0.17	$0.33	$0.82	$0.65
Weighted average shares outstanding:
Basic	192,724,541	191,328,538	192,384,315	191,082,141
Diluted	194,570,380	193,935,908	194,925,040	193,100,762

Supplemental Schedule of Total Net Sales

The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change		Nine-Month Period Ended		Change
	December 29, 2023	December 23, 2022	Amount	%	December 29, 2023	December 23, 2022	Amount	%
	(Dollars in thousands)				(Dollars in thousands)
Automotive	$194,764	$164,719	$30,045	18%	$577,515	$467,959	$109,556	23%
Industrial	45,949	53,737	(7,788)	(14)%	180,021	146,797	33,224	23%
Other	14,271	30,333	(16,062)	(53)%	51,250	89,452	(38,202)	(43)%
Total net sales	$254,984	$248,789	$6,195	2%	$808,786	$704,208	$104,578	15%

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 29,	March 31,
	2023 (Unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$214,308	$351,576
Restricted cash	9,427	7,129
Trade accounts receivable, net	114,324	111,290
Trade and other accounts receivable due from related party	154	13,494
Inventories	165,553	151,301
Prepaid expenses and other current assets	41,980	27,289
Current portion of related party note receivable	3,750	3,750
Total current assets	549,496	665,829
Property, plant and equipment, net	325,822	263,099
Deferred income tax assets	79,420	50,359
Goodwill	214,709	27,691
Intangible assets, net	293,699	52,378
Related party note receivable, less current portion	5,625	8,438
Equity investment in related party	25,974	27,265
Other assets	70,556	86,096
Total assets	$1,565,301	$1,181,155
Liabilities, Non-Controlling Interests and Stockholders' Equity
Current liabilities:
Trade accounts payable	$37,633	$56,256
Amount due to related party	3,158	9,682
Accrued expenses and other current liabilities	75,437	99,387
Current portion of long-term debt	3,959	—
Total current liabilities	120,187	165,325
Long-term debt	250,464	25,000
Other long-term liabilities	59,164	24,015
Total liabilities	429,815	214,340
Commitments and contingencies
Stockholders' Equity:
Preferred stock	—	—
Common stock	1,931	1,918
Additional paid-in capital	684,063	674,179
Retained earnings	470,127	310,315
Accumulated other comprehensive loss	(21,889)	(20,784)
Equity attributable to Allegro MicroSystems, Inc.	1,134,232	965,628
Non-controlling interests	1,254	1,187
Total stockholders' equity	1,135,486	966,815
Total liabilities, non-controlling interests and stockholders' equity	$1,565,301	$1,181,155

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
Cash flows from operating activities:
Net income	$33,402	$64,551	$159,962	$125,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,195	12,580	49,548	36,705
Amortization of deferred financing costs	185	25	292	74
Deferred income taxes	(10,119)	(11,956)	(28,253)	(28,387)
Stock-based compensation	10,920	8,902	32,839	51,242
Loss on disposal of assets	(25)	37	18	287
Change in fair value of contingent consideration	—	—	—	(2,700)
Provisions for inventory and receivables reserves	429	1,512	9,851	1,744
Change in fair value of marketable securities	—	(3,453)	3,579	5
Changes in operating assets and liabilities:
Trade accounts receivable	5,081	(11,414)	(2,564)	(5,894)
Accounts receivable - other	(93)	(546)	(462)	2,000
Inventories	11,312	(21,808)	(19,909)	(39,136)
Prepaid expenses and other assets	7,461	(8,291)	(12,623)	(17,761)
Trade accounts payable	(12,299)	10,625	(9,604)	19,553
Due to (from) related party	705	2,408	6,817	(3,273)
Accrued expenses and other current and long-term liabilities	9,404	10,682	(20,540)	5,717
Net cash provided by operating activities	76,558	53,854	168,951	145,658
Cash flows from investing activities:
Purchases of property, plant and equipment	(34,399)	(14,343)	(110,500)	(49,563)
Acquisition of business, net of cash acquired	(408,119)	—	(408,119)	(19,728)
Proceeds from sale of marketable securities	—	—	16,175	—
Net cash used in investing activities	(442,518)	(14,343)	(502,444)	(69,291)
Cash flows from financing activities:
Loans made to related party	—	—	—	(7,500)
Repayment Borrowings of senior secured debt, net of deferred financing costs	(25,000)	—	(25,000)	—
Repayment of term loan facility	245,452	—	245,452	—
Repayment of senior secured debt	(743)	—	(743)	—
Receipts on related party note receivable	938	938	2,813	1,875
Payments for taxes related to net share settlement of equity awards	(10,732)	(3,036)	(24,823)	(12,642)
Proceeds from issuance of common stock under employee stock purchase plan	—	—	1,899	1,573
Payment for debt issuance costs	—	—	(1,450)	—
Net cash provided by (used in) financing activities	209,915	(2,098)	198,148	(16,694)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,349	3,433	375	(5,344)
Net (decrease) increase in cash and cash equivalents and restricted cash	(154,696)	40,846	(134,970)	54,329
Cash and cash equivalents and restricted cash at beginning of period	378,431	303,282	358,705	289,799
Cash and cash equivalents and restricted cash at end of period:	$223,735	$344,128	$223,735	$344,128

Non-GAAP Financial Measures

In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income and non-GAAP Basic and Diluted Earnings per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. These Non-GAAP Financial Measures exclude costs related to acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation, restructuring actions, related party activities and other non-operational costs.

Non-GAAP Provision for Income Tax

In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision:

•
Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit before Tax described below and elimination of discrete tax adjustments.

Reconciliation of Non-GAAP Gross Profit
	Three-Month Period Ended			Nine-Month Period Ended
	December 29, 2023	September 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
GAAP Gross Profit	$133,828	$159,503	$142,594	$451,281	$392,990
Non-GAAP adjustments
Transaction-related costs	523	—	—	523	—
Purchased intangible amortization	3,648	273	589	4,323	1,240
Restructuring costs	166	—	—	166	—
Stock-based compensation*	1,073	946	1,156	4,625	3,112
Total Non-GAAP Adjustments	$5,410	$1,219	$1,745	$9,637	$4,352

Non-GAAP Gross Profit	$139,238	$160,722	$144,339	$460,918	$397,342
Non-GAAP Gross Margin (% of net sales)	54.6%	58.3%	58.0%	57.0%	56.4%

*Included in Stock-based compensation is $142 of restructuring costs.

Reconciliation of Non-GAAP Operating Expenses
	Three-Month Period Ended			Nine-Month Period Ended
	December 29, 2023	September 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
GAAP Operating Expenses	$97,142	$86,588	$76,966	$270,934	$252,787

Research and Development Expenses
GAAP Research and Development Expenses	44,396	43,428	39,593	130,799	109,017
Non-GAAP adjustments
Transaction-related costs	343	2	1	352	404
Restructuring costs	908	—	—	908	—
Stock-based compensation*	3,870	3,602	3,174	10,340	6,013
Non-GAAP Research and Development Expenses	39,275	39,824	36,418	119,199	102,600

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	52,746	43,160	37,373	140,135	146,470
Non-GAAP adjustments
Transaction-related costs	9,543	1,804	35	14,419	1,695
Purchased intangible amortization	495	357	23	1,210	68
Restructuring costs	5,795	—	291	5,795	4,663
Stock-based compensation*	5,977	6,329	4,572	17,874	42,117
Other costs	283	100	—	383	—
Non-GAAP Selling, General and Administrative Expenses	30,653	34,570	32,452	100,454	97,927

Change in fair value of contingent consideration	—	—	—	—	(2,700)

Total Non-GAAP Adjustments	27,214	12,194	8,096	51,281	52,260

Non-GAAP Operating Expenses	$69,928	$74,394	$68,870	$219,653	$200,527

*Included in Stock-based compensation is $341 of restructuring costs in Research and Development and $172 of restructuring costs in Selling, General and Administrative.

Reconciliation of Non-GAAP Operating Income
	Three-Month Period Ended			Nine-Month Period Ended
	December 29, 2023	September 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
GAAP Operating Income	$36,686	$72,915	$65,628	$180,347	$140,203

Transaction-related costs	10,409	1,806	36	15,294	(601)
Purchased intangible amortization	4,143	630	612	5,533	1,308
Restructuring costs	6,869	—	291	6,869	4,663
Stock-based compensation*	10,920	10,877	8,902	32,839	51,242
Other costs	283	100	—	383	—
Total Non-GAAP Adjustments	$32,624	$13,413	$9,841	$60,918	$56,612

Non-GAAP Operating Income	$69,310	$86,328	$75,469	$241,265	$196,815
Non-GAAP Operating Margin (% of net sales)	27.2%	31.3%	30.3%	29.8%	27.9%

*Included in Stock-based compensation is $655 of restructuring costs.

Reconciliation of EBITDA and Adjusted EBITDA
	Three-Month Period Ended			Nine-Month Period Ended
	December 29, 2023	September 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
GAAP Net Income	$33,402	$65,671	$64,551	$159,962	$125,482

Interest expense	3,854	758	613	5,381	1,581
Interest income	(857)	(850)	(360)	(2,550)	(1,144)
Income tax provision	2,969	7,400	7,540	17,584	17,943
Depreciation & amortization	20,227	15,145	12,580	49,645	36,705
EBITDA	$59,595	$88,124	$84,924	$230,022	$180,567

Transaction-related costs	10,409	1,806	36	15,294	(601)
Restructuring costs	6,869	—	291	6,869	4,663
Stock-based compensation*	10,920	10,877	8,902	32,839	51,242
Other costs	(551)	1,301	(6,013)	5,339	(2,602)
Adjusted EBITDA	$87,242	$102,108	$88,140	$290,363	$233,269
Adjusted EBITDA Margin (% of net sales)	34.2%	37.1%	35.4%	35.9%	33.1%

*Included in Stock-based compensation is $655 of restructuring costs.

Reconciliation of Non-GAAP Profit before Tax
	Three-Month Period Ended			Nine-Month Period Ended
	December 29, 2023	September 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
GAAP Income before Income Taxes	$36,371	$73,071	$72,091	$177,546	$143,425

Transaction-related costs	10,409	1,806	36	15,294	(601)
Transaction-related interest	162	—	—	162	—
Purchased intangible amortization	4,143	630	612	5,533	1,308
Restructuring costs	6,869	—	291	6,869	4,663
Stock-based compensation*	10,920	10,877	8,902	32,839	51,242
Other costs	(551)	1,301	(6,013)	5,339	(2,602)
Total Non-GAAP Adjustments	$31,952	$14,614	$3,828	$66,036	$54,010

Non-GAAP Profit before Tax	$68,323	$87,685	$75,919	$243,582	$197,435

*Included in Stock-based compensation is $655 of restructuring costs.

Reconciliation of Non-GAAP Provision for Income Taxes
	Three-Month Period Ended			Nine-Month Period Ended
	December 29, 2023	September 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
GAAP Income Tax Provision	$2,969	$7,400	$7,540	$17,584	$17,943
GAAP effective tax rate	8.2%	10.1%	10.5%	9.9%	12.5%

Tax effect of adjustments to GAAP results	3,748	2,554	(461)	10,128	3,776

Non-GAAP Provision for Income Taxes	$6,717	$9,954	$7,079	$27,712	$21,719
Non-GAAP effective tax rate	9.8%	11.4%	9.3%	11.4%	11.0%

Reconciliation of Non-GAAP Net Income
	Three-Month Period Ended			Nine-Month Period Ended
	December 29, 2023	September 29, 2023	December 23, 2022	December 29, 2023	December 23, 2022
	(Dollars in thousands)			(Dollars in thousands)
GAAP Net Income	$33,402	$65,671	$64,551	$159,962	$125,482
GAAP Basic Earnings per Share	$0.17	$0.34	$0.34	$0.83	$0.66
GAAP Diluted Earnings per Share	$0.17	$0.34	$0.33	$0.82	$0.65

Transaction-related costs	10,409	1,806	36	15,294	(601)
Transaction-related interest	162	—	—	162	—
Purchased intangible amortization	4,143	630	612	5,533	1,308
Restructuring costs	6,869	—	291	6,869	4,663
Stock-based compensation*	10,920	10,877	8,902	32,839	51,242
Other costs	(551)	1,301	(6,013)	5,339	(2,602)
Total Non-GAAP Adjustments	31,952	14,614	3,828	66,036	54,010
Tax effect of adjustments to GAAP results	$(3,748)	$(2,554)	$461	$(10,128)	$(3,776)
Non-GAAP Net Income	$61,606	$77,731	$68,840	$215,870	$175,716
Basic weighted average common shares	192,724,541	192,431,094	191,328,538	192,384,315	191,082,141
Diluted weighted average common shares	194,570,380	195,100,855	193,935,908	194,925,040	193,100,762
Non-GAAP Basic Earnings per Share	$0.32	$0.40	$0.36	$1.12	$0.92
Non-GAAP Diluted Earnings per Share	$0.32	$0.40	$0.35	$1.11	$0.91

*Included in Stock-based compensation is $655 of restructuring costs.

Investor Contact:

Jalene Hoover

VP of Investor Relations & Corporate Communications

+1 (512) 751-6526

jhoover@allegromicro.com